UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2019

PURA NATURALS, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.03	Amendment to Articles of Incorporation or Bylaws.

On January 31, 2019, Pura Naturals, Inc. (the “Company”) held an Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the Company’s articles of incorporation (the “Certificate of Incorporation”) and adopted Company’s Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) to increase the authorized shares of the Company’s common stock from 500,000,000 to 1,500,000,000 and to authorized a reverse split of the Company’s common stock in a ratio of between 1 to 5 and 1 to 50 at the Board’s discretion at any time between January 1, 2019 and December 31, 2019.

On November 11, 2019, the Board of Directors of the Company resolved through Unanimous Written Consent to effectuate the reverse split of the Company’s common stock in the ratio of 1 to 50. The Board of Directors of the Company further resolved and authorized the filing of amended and restated articles of incorporation to reflect the stock split in the form attached hereto as Exhibit 5.1.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 5.1 – Certificate of Amendment to Articles of Incorporation – Amended and Restated Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.
November 14, 2019	By: /s/ Robert Doherty
Robert Doherty Chief Executive Officer

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